EXHIBIT 99.2

CERTIFICATION

Pursuant to the requirement set forth in Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Graham Smith, Senior Vice President, Chief Financial Officer and Secretary of Vitria Technology, Inc., a Delaware corporation (the “Company”) hereby certifies that, to the best of his knowledge, as follows:

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.2 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 14th day of November 2002.

By:	/s/ GRAHAM SMITH
Graham Smith Senior Vice President, Chief Financial Officer and Secretary